Exhibit 5
                        Durham, Evans, Jones & Pinegar
                        Attorneys & Counselors at Law
                                Key Bank Tower
                           50 South Main, Suite 850
                         Salt Lake City, Utah 84144

                                                                  Telephone
                                                             (801) 538-2424

                                July 15, 1997             Facsimilie Number
                                                             (801) 538-2425

Board of Directors
fonix corporation
1225 Eagle Gate Tower
60 East South Temple Street
Salt Lake City, Utah 84111

Gentlemen:

     We have assisted in the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration for resale by a certain Selling Stockholder of the Company of 1,280,928 shares of common stock, $0.0001 par value per share, of fonix corporation, a Delaware corporation (the "Company"), consisting of 1,030,928 shares representing 200% of the 515,464 shares (the "Conversion Shares") of Common Stock issuable upon the conversion of the aggregate principal amount of $3,000,000 of Series B 5% Convertible Subordinated Debentures Due 2007 (the "Debentures"), assuming such Debentures were fully converted as of July 11, 1997, and 250,000 shares of Common Stock (the "Warrant Shares"), issuable upon exercise of a warrant to purchase the Warrant Shares at the exercise price of $8.28 per share expiring June 18, 2002 (the "Warrant") (collectively the Conversion Shares and the Warrant Shares are referred to herein as the "Shares").

     We have examined the Company's Certificate of Incorporation, as amended to date, and the Company's By-Laws, as amended to date, and have examined and relied on the originals, or copies certified to our satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors and stockholders of the Company, all as provided to us by the Company, and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     In our examination of the foregoing documents, we have assumed (i) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified or photostatic copies, (iii) the authenticity of the originals of the latter document, and (iv) the legal competence of all signatures to such documents.
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fonix corporation
July 15, 1997
Page 2
_____________________


     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Utah, and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Conversion Shares and the Warrant Shares, when issued and paid for upon the conversion of the Debentures and the exercise of the Warrant in accordance with the terms thereof, will be duly authorized and validly issued, fully paid and non-assessable.

     It is our understanding that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission.

                               Very truly yours,


                               /S/ Durham, Evans, Jones & Pinegar P.C.
                               ----------------------------------------
                               DURHAM, EVANS, JONES & PINEGAR, P.C.